UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 24, 2017 (May 22, 2017)

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55768

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (239) 513-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On May 22, 2016, HealthLynked Corp. (the “Company”) and Iconic Holdings, LLC (the “Secured Party”) agreed that the Secured Party extend an additional loan to the Company in the amount of $111,000 (the “Additional Loan”). The Additional Loan is evidenced by a Fixed Convertible Promissory Note (“Note 2”) issued on May 22, 2017 (the “Effective Date”). In connection with the Additional Loan, the Company, its subsidiary and the Secured Party entered into Amendment No. 1 (the “Amended Security Agreement”) to the Security Agreement dated July 7, 2016 by and among the Company and its subsidiary (the “Original Security Agreement”), pursuant to which repayment of Note 2 was secured by substantially all of the assets of the Company. As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company in July 2016 issued to the Secured Party a $550,000 note due July 7, 2017 that remains outstanding and is secured by substantially all of the Company’s assets pursuant to the Original Security Agreement and related agreements.

Under the terms of Note 2, the amount of $100,000 shall be remitted and delivered to the Company, and $11,000 shall be retained by the Secured Party as an original issue discount. Note 2 shall be due and payable on January 22, 2018, and may be prepaid by the Company within 180 days from the Effective Date, in whole or in part, in accordance with the following schedule:

Days Since Effective Date	Prepayment Amount
Under 121	120% of Principal Amount
121-135	130% of Principal Amount
136-180	140% of Principal Amount

Note 2 has an interest rate of 10% and a default interest rate of 20%. Note 2 may be converted into common stock of the Company by the holder at any time, subject to a 9.99% beneficial ownership limitation, at a conversion price of $0.35 per share. Upon an event of default, 240% of the outstanding principal amount shall be immediately due. Also upon an event of default, and subject to a 9.99% beneficial ownership limitation, Note 2 may be converted at a conversion price equal to the lower of (a) $0.35 per share or (b) 60% of the lowest daily volume weighted average price of the Company’s common stock during the 20 consecutive trading days prior to the date on which holder elects to convert all or part of Note 2. The default conversion price shall be further increased if the Company is placed on a “chilled” status with DTC or if the Company is not DWAC eligible.

In the event that the Company in the future issues any convertible debt securities to a third party on terms more favorable to the holder of such security than provided to the holder of Note 2, the holder shall have the right to have such more favorable term incorporated into Note 2. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage. At all times that Note 2 is outstanding, the holder shall have a right of first refusal to participate in any equity or debt financings.

As an incentive for the Secured Party to issue the Additional Loan, the Company agreed to issue five year warrants to purchase up to 133,333 shares of the Company’s common stock, at an exercise price of $.75 per share (the “Warrant”). The Warrant may be exercised on a “cashless” basis if after the six month anniversary of issuance, there is no effective registrations statement registering the resale of the shares of common stock underlying the Warrant. The Warrant has a 9.99% beneficial ownership limitation.

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Also on May 19, 2017, the Company, its subsidiary and the Secured Party also entered into Amendment No. 1 to Subsidiary Guarantee revising the terms of the Subsidiary Guaranty between the Naples Women’s Center LLC, the subsidiary of the Company, dated July 7, 2016, to reflect the Additional Loan; and the Company and the Secured Party entered into Amendment No. 1 to the Intellectual Property Security Agreement, revising the terms of the Intellectual Property Security Agreement between the Company and the Secured Party dated July 7, 2016, to include the Additional Loan.

The foregoing description of the Amended Security Agreement, Note 2, the Warrant, Amendment No. 1 to the Subsidiary Guarantee and Amendment No. 1 to the Intellectual Property Security Agreement are qualified in their entirety by reference to the full texts thereof, a copy of each of which is included as exhibits hereto, and each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Note 2, the Warrant and the shares of common stock issuable upon conversion of Note 2 or exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (“the Securities Act”), or any state securities laws, and are being offered and sold only to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D of the Securities Act. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fixed Convertible Promissory Note
10.2	Form of Warrant
10.3	Amendment No. 1 to Security Agreement.
10.4	Amendment No. 1 to the Subsidiary Guarantee
10.5	Amendment No. 1 to the Intellectual Property Security Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthLynked Corp.

May 24, 2017	By:	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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